SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)         November 20, 2003

DIGITAS INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-29723	04-3494311
(Commission File Number)	(I.R.S. Employer Identification No.)

800 Boylston Street, Boston, Massachusetts	02199
(Address of Principal Executive Offices)	(Zip Code)

(617) 867-1000

Registrant’s telephone number, including area code

Item 5.    Other Events

On November 20, 2003, Digitas Inc. (the “Company”) announced that its Board of Directors authorized the Company to purchase up to $20 million worth of its common stock in the open market or in private transactions between December 13, 2003 and June 30, 2005. Attached hereto as Exhibit 99.1 and incorporated by reference is a copy of the Digitas Inc. press release issued on November 20, 2003.

Item 7.    Financial Statements and Exhibits

(c)    Exhibits

Exhibit 99.1    Press release of Digitas Inc. dated November 20, 2003.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIGITAS INC.

Date: November 21, 2003

/s/    Thomas M. Lemberg

Thomas M. Lemberg

Secretary

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release of Digitas Inc. dated November 20, 2003, announcing the Board of Directors’ authorization of the Company to purchase up to $20 million worth of its common stock in the open market or in private transactions between December 13, 2003 and June 30, 2005.